UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 20, 2022

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Company Credit Agreement

On April 20, 2021, Civitas Resources, Inc., a Delaware corporation (the “Company”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), among the Company, the guarantors party thereto (the “Guarantors”), the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (the “Administrative Agent”), which Second Amendment amends the terms of that certain Amended and Restated Credit Agreement, dated as of November 1, 2021 (the “Credit Agreement”) among the Company, the Guarantors, each lender from time to time party thereto and the Administrative Agent.

Pursuant to the Second Amendment, the Company’s borrowing base has been increased from $1.0 billion to $1.7 billion and the elected commitment amount has increased from $800 million to $1.0 billion in connection with its regularly scheduled semi-annual redetermination.

The foregoing description of the Second Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

On April 21, 2022, the Company issued a press release announcing that it caused notice to be issued to the holders of its 7.50% Notes due 2026 (the “Notes”) regarding the Company’s exercise of its option to redeem all of the issued and outstanding Notes, pursuant to the Indenture dated as of April 1, 2021, between the Company and U.S. Bank National Association (the “Trustee”). The Company will redeem all $100,000,000 in aggregate principal amount of the Notes on May 1, 2022 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount, plus accrued and unpaid interest thereon to the Redemption Date. A copy of the press release announcing the redemption of all of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, among Civitas Resources, Inc., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent.
99.1	Press Release.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2022	CIVITAS RESOURCES, INC.

	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
General Counsel and Secretary